Exhibit 21.1

Sun Microsystems, Inc. Subsidiaries

Jurisdiction of Incorporation or Formation
3055855 Nova Scotia Company	Canada
514713 N.B. Inc.	Canada
Afara Websystems, Inc.	Delaware
Beduin Nova Scotia Company	Canada
Belle Gate Investment B.V.	Netherlands
Blue Spruce Networks, Inc.	Delaware
CenterRun, Inc.	Delaware
Chili!Soft, Inc.	California
Clustra Systems Inc.	Delaware
Clustra Systems Limited	United Kingdom
Cobalt Networks B.V.	Netherlands
Cobalt Networks GmbH	Germany
Cobalt Networks Inc.	Delaware
Cobalt Networks (UK) Limited	United Kingdom
Cobalt Progressive Systems, Inc.	Delaware
Dakota Scientific Software, Inc.	South Dakota
Diba, Inc.	Delaware
Ed Learning Systems, Inc.	Tennessee
e-tech, inc.	Tennessee
Forte Software Canada, Ltd.	Canada
Forte Software (UK) Limited	United Kingdom
grapeVine Technologies, L.L.C.	Delaware
HighGround Systems, Inc.	Delaware
HighGround Systems International, Inc.	Delaware
InfraSearch, Inc.	Delaware
Innosoft International, Inc.	California
Integrity Arts, Inc.	California
i-Planet, Inc.	California
ISOPIA Company	Canada
ISOPIA Corp.	New York
ISOPIA Limited	United Kingdom
JCP Computer Services Limited	United Kingdom
Kealia, Inc.	California
Lighthouse Design Ltd.	Maryland
Lighthouse Design R&D Corporation	California
LSC, Incorporated	Minnesota
MaxStrat Corporation	California
Nauticus Networks, Inc.	Delaware
Nauticus Networks Securities Corporation	Massachusetts
NetDynamics International, Inc.	California
Niwot Acquisition Corp.	Delaware
Pirus Networks, Inc.	Delaware
Pixo, Inc.	Delaware
Pixo International Holding Company	California
Pixo UK Limited	United Kingdom

Jurisdiction of Incorporation or Formation
Sarrus Software, Inc.	California
Solaris Assurance, Inc.	Bermuda
Solaris Corporation	California
Solaris Indemnity, Ltd.	Bermuda
Sun Microsystems AB	Sweden
Sun Microsystems AO	Russia
Sun Microsystems AS	Norway
Sun Microsystems Australia Pty. Ltd.	Australia
Sun Microsystems (Barbados), Ltd.	Barbados
Sun Microsystems Belgium N.V./S.A.	Belgium
Sun Microsystems Benelux B.V.	Netherlands
Sun Microsystems (Bilgisayar Sistemleri) L.S.	Turkey
Sun Microsystems Capital, LLC	Delaware
Sun Microsystems Capital Investments Plc	Gibraltar
Sun Microsystems (China) Co., Ltd.	People’s Republic of China
Sun Microsystems China Ltd.	Hong Kong
Sun Microsystems Consulting Limited	People’s Republic of China
Sun Microsystems Czech s.r.o.	Czech Republic
Sun Microsystems Danmark A/S	Denmark
Sun Microsystems de Argentina S.A.	Argentina
Sun Microsystems de Chile, S.A.	Chile
Sun Microsystems de Colombia, S.A.	Colombia
Sun Microsystems de Mexico, S.A. de C.V.	Mexico
Sun Microsystems de Venezuela, S.A.	Venezuela
Sun Microsystems Distributions International, Inc.	California
Sun Microsystems do Brasil Industria e Comericio Ltda.	Brazil
Sun Microsystems (Egypt) LLC	Egypt
Sun Microsystems Europe Properties B.V.	Netherlands
Sun Microsystems Europe Properties, Inc.	California
Sun Microsystems Exchange, Inc.	Delaware
Sun Microsystems Federal, Inc.	California
Sun Microsystems Finance K.K.	Japan
Sun Microsystems France S.A.	France
Sun Microsystems Ges.m.b.H	Austria
Sun Microsystems GmbH	Germany
Sun Microsystems (Hellas) S.A.	Greece
Sun Microsystems Holdings Limited	United Kingdom
Sun Microsystems Hungary Computing Limited Liability Company	Hungary
Sun Microsystems Iberica, S.A.	Spain
Sun Microsystems India Private Limited	India
Sun Microsystems Intercontinental Operations	California
Sun Microsystems International B.V.	Netherlands
Sun Microsystems International Holding B.V.	Netherlands
Sun Microsystems International, Inc.	California
Sun Microsystems Ireland Limited	Ireland
Sun Microsystems Israel Ltd.	Israel
Sun Microsystems Italia S.p.A.	Italy
Sun Microsystems K.K.	Japan
Sun Microsystems Korea, Ltd.	South Korea

Jurisdiction of Incorporation or Formation
Sun Microsystems Limited	United Kingdom
Sun Microsystems LLC	California
Sun Microsystems Luxembourg SARL	Luxembourg
Sun Microsystems Malaysia Sdn. Bhd.	Malaysia
Sun Microsystems Management Services Corporation	California
Sun Microsystems (Middle East) B.V.	Netherlands
Sun Microsystems Nederland B.V.	Netherlands
Sun Microsystems (NZ) Limited	New Zealand
Sun Microsystems of California, Inc.	California
Sun Microsystems of California Limited	Hong Kong
Sun Microsystems of Canada Inc.	Canada
Sun Microsystems Oy	Finland
Sun Microsystems Poland Sp.z.o.o	Poland
Sun Microsystems (Portugal) Tecnicas de Informatica, Sociedade Unipessoal, Limitada	Portugal
Sun Microsystems Products, Ltd.	People’s Republic of China
Sun Microsystems Properties, Inc.	California
Sun Microsystems Pte. Ltd.	Singapore
Sun Microsystems Risk Management, Inc.	California
Sun Microsystems (Schweiz) A.G.	Switzerland
Sun Microsystems Scotland B.V.	Netherlands
Sun Microsystems Scotland Limited	Scotland
Sun Microsystems Scotland LP	Scotland
Sun Microsystems Slovakia, s.r.o	Slovak Republic
Sun Microsystems (South Africa) (Pty) Limited	Republic of South Africa
Sun Microsystems Superannuation Nominees Pty. Ltd.	Australia
Sun Microsystems SPB LLC	Russian Federation
Sun Microsystems Taiwan Limited	Taiwan
Sun Microsystems Technology Ltd.	Bermuda
Sun Microsystems Technology Pty. Ltd.	Australia
Sun Microsystems (Thailand) Limited	Thailand
Sun Microsystems (U.A.E.) Ltd.	Cayman Islands
SunSoft, Inc.	California
SunSoft International, Inc.	California
Sun TSI Subsidiary, Inc.	Delaware
Terraspring, Inc.	Delaware
Terraspring (Private) Limited	Pakistan
Trustbase Limited	United Kingdom
Waveset Technologies, Inc.	Delaware
Waveset Technologies UK Limited	United Kingdom